UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 18, 2007
PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 18, 2007, Pediatrix Medical Group, Inc. (the “Company”), certain of the Company’s subsidiaries and affiliates (collectively with the Company, the “Borrowers”), Bank of America, N.A. (the “Administrative Agent”), and each of the lenders signatory thereto entered into a third amendment (the “Amendment No. 3”) to that certain credit agreement, dated as of July 30, 2004, among the Borrowers, the Administrative Agent and each of the lenders signatory thereto, as previously amended on January 11, 2005 and on March 10, 2005 (the “Credit Agreement”).
     Pursuant to Amendment No. 3, the parties have agreed to modify Section 7.06 pertaining to permitted acquisitions by the Borrowers. In particular, the aggregate amount of acquisition costs and earnout payments (for any acquisition exceeding $5,000,000) that the Borrowers may incur in connection with acquisitions in any fiscal year has been increased to $200,000,000 from $100,000,000. In addition, Section 7.06 has also been revised to provide that any business which upon acquisition constitutes a Material Subsidiary (as such term is defined in the Credit Agreement) need not become a Borrower under the Credit Agreement until 30 days after its acquisition.
     The foregoing description of the Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     10.1 — Amendment No. 3, dated September 18, 2007, to the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: September 18, 2007	By:	/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3, dated September 18, 2007, to the Credit Agreement.

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